Exhibit 5

STEPP LAW GROUP

December 9, 2002

         To: Texas Border Gas Company

         Attn: The Board of Directors

         Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Texas Border Gas Company, a Delaware corporation (the "Company"), and in such capacity, we have examined the form of Registration Statement on Form SB-2 ("Registration Statement") filed with the Securities and Exchange Commission ("Commission") by the Company in connection with the registration pursuant to the Securities Act of 1933, as amended ("Act"), of 2,310,000 shares of $.001 par value common stock acquired by the selling security holder from the Company in a private placement transaction (the "Shares"). In rendering the following opinion, we have assumed (i) the genuineness of all signatures; (ii) the authenticity, accuracy and completeness of the documents submitted to us as originals; and (iii) conformity with the original documents of all documents submitted to us as copies.

We are not licensed to practice law in the State of Delaware, but we are familiar with Delaware corporate law. Accordingly, it is our opinion that the Shares are duly authorized, validly issued and non-assessable. We express no opinion as to compliance with the securities laws or other laws in any foreign jurisdiction in which the Shares may be offered and sold and the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."

The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.


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Texas Border Gas Company
The Board of Directors
December 9, 2002
Page 2


This opinion is as of the date of this letter.

Sincerely,

STEPP LAW GROUP

/s/ Thomas E. Stepp, Jr.

By: Thomas E. Stepp, Jr.